UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2007
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SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

SonomaWest Holdings, Inc. (the “Company”) holds an investment in MetroPCS Communications, Inc. (“MetroPCS”), a telecommunications company that consummated its initial public offering on April 19, 2007. In connection with the transaction, the Company’s shares of Series D Preferred Stock were converted into 993,297 common shares, representing less than one percent of the total outstanding capital stock of MetroPCS. As part of the initial public offering, the Company agreed to a 180-day lockup on its shares. The Company currently intends to hold its shares in MetroPCS for investment purposes and will continue to evaluate its investment on an ongoing basis taking into consideration MetroPCS’s financial condition, operations and prospects, the market price for the shares of MetroPCS common stock, conditions in the securities markets generally, potential uses of proceeds of any sale of MetroPCS shares, and other factors affecting the Company. Depending on these factors and others deemed relevant by management and the Board, the Company will take such actions with respect to its investment in MetroPCS as it may determine are in the best interests of the Company and its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: May 16, 2007	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer and Chief Financial Officer